EXHIBIT 99.3




  [TSFG LOGO OMITTED]                       [GULF WEST BANKS, INC. LOGO OMITTED]
102 South Main Street                       425 22nd Avenue North
Greenville, SC 29601                        St. Petersburg, FL  33704
864.255.4919                                727.812.2203

NEWS RELEASE

DATE:             July 11, 2002

RELEASE TIME:     Immediate

                      GULF WEST SHAREHOLDERS APPROVE MERGER
                         WITH THE SOUTH FINANCIAL GROUP

GREENVILLE, SC and ST. PETERSBURG, FL - Gordon W. Campbell, Chairman and President of Gulf West Banks, Inc. (Nasdaq: GWBK), and Mack I. Whittle, Jr., President and Chief Executive Officer of The South Financial Group, Inc. (Nasdaq: TSFG), jointly announced that the Gulf West shareholders approved the merger of Gulf West with The South Financial Group.

The merger, which is subject to receipt of regulatory approvals, is expected to close on August 31st. The systems of the two companies will be combined effective with the closing of the merger.

Whittle said, "The Gulf West merger is a strategic acquisition which is expected to improve shareholder value by enhancing profitability and by giving us an entree into the greater Tampa Bay market. We are particularly pleased to be adding such a high quality banking organization and additional management talent to our Florida operations."

Campbell, who will remain as Vice Chairman of The South Financial Group's Florida banking subsidiary and will join The South Financial Group's board of directors, said, "We are very excited about joining The South Financial Group. The merger will allow us to offer our customers a broader range of financial services through an organization, like ours, that offers a personal style of service. All of our offices will remain open, and Gulf West's personnel will bring additional management talent to our combined bank. We are combining our strong position in the greater Tampa Bay area with The South Financial Group's growing presence in Orlando and Jacksonville. This merger is a good fit for our shareholders, customers and communities."

Gulf West operates 15 branches in the greater Tampa Bay area of Florida through its subsidiary, Mercantile Bank. Following the merger, The South Financial Group's Florida operations will have approximately $1.3 billion in assets and 31 branches, principally in Jacksonville, Orlando, and the greater Tampa Bay area.

The South Financial Group, headquartered in Greenville, South Carolina, is a financial holding company with approximately $6 billion in total assets and 90 branch offices in South Carolina, Florida, and North Carolina. It operates two subsidiary banks: Carolina First Bank and Citrus Bank. Carolina First Bank, the largest South Carolina-based commercial bank, operates in South Carolina, North Carolina, and on the Internet under the brand name, Bank CaroLine. Citrus Bank operates in Florida, principally in the Jacksonville and Orlando markets. The South Financial Group's common stock trades on the Nasdaq National Market under the symbol TSFG. Press releases, along with additional information, may also be found at The South Financial Group's web site: www.thesouthgroup.com.

Gulf West Banks, Inc. is a $525 million asset financial holding company based in St. Petersburg, Florida. Gulf West owns 100 percent of Mercantile Bank, a state-chartered, commercial bank founded in 1986. Mercantile currently serves the Pinellas, Hillsborough, and Pasco County communities of the Tampa Bay area with 15 banking offices. Additional information may also be found at Mercantile Bank's web site: www.bankmercantile.com.

Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. These statements include, but are not limited to, the expected merger closing date and expected system conversion date. However, these forward-looking statements are not guarantees of future performance, and actual results may differ materially from those expressed or implied by the forward-looking statements. For a discussion of certain other factors that may cause such forward-looking statements to differ materially from our actual results, see The South Financial Group's and Gulf West Banks, Inc.'s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2002.


CONTACTS:
The South Financial Group, Inc.
         William S. Hummers III, Executive Vice President, (864) 255-7913 Mary M. Gentry, Treasurer, (864) 255-4919

Gulf West Banks, Inc.
         Barry K. Miller, Executive Vice President, (727) 812-2203


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